UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2009.

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Effective as of May 31, 2009, Duckwall-ALCO Stores, Inc. (the "Company") executed Addendums to certain Employment Agreements, incorporated into this Item 5.02 by reference, related to the employment of certain Company officers.

          The Addendum to the Employment Agreement of Lawrence J. Zigerelli, the Company's Chief Executive Officer and President, allows Mr. Zigerelli certain benefits if Mr. Zigerelli is terminated due to a Change of Control of the Company as defined in the Company’s Incentive Stock Option Plan of 2003. In the event that Mr. Zigerelli is terminated due to a Change of Control, he is to be paid one additional year of base salary, which base salary is equal to $400,000, he shall be paid all earned benefits and earned obligations and the Company shall continue his benefits coverage for 90 days after the date of termination. The amounts paid to Mr. Zigerelli under this Addendum shall be paid in accordance with Internal Revenue Code Section 409A. If Mr. Zigerelli violates any non-compete provision then in affect under his Employment Agreement, the compensation provided due to a Change of Control shall be reduced by the amount of compensation that Mr. Zigerelli receives from other employment. The compensation and benefits paid to Mr. Zigerelli under this Addendum to his Employment Agreement are similar to the Change of Control provisions under the other executive officer’s employment agreements.

          The Company entered into a similar Employment Agreement Addendum, incorporated into this Item 5.02 by reference, with Jane Gilmartin, the Company’s Executive Vice President-Chief Operating Officer, effective as of May 31, 2009. The Addendum to Ms. Gilmartin’s Employment Agreement allows Ms. Gilmartin certain benefits if Ms. Gilmartin is terminated due to a Change of Control of the Company as defined in the Company’s Incentive Stock Option Plan of 2003. In the event that Ms. Gilmartin is terminated due to a Change of Control, she is to be paid one additional year of base salary, which base salary is equal to $325,000, she shall be paid all earned benefits and earned obligations and the Company shall continue her benefits coverage for 90 days after the date of termination. The amounts paid to Ms. Gilmartin under this Addendum shall be paid in accordance with Internal Revenue Code Section 409A. If Ms. Gilmartin violates any non-compete provision then in affect under her Employment Agreement, the compensation provided due to a Change of Control shall be reduced by the amount of compensation that Ms. Gilmartin receives from other employment. The compensation and benefits paid to Ms. Gilmartin under this Addendum to her Employment Agreement are similar to the Change of Control provisions under the other executive officer’s employment agreements.

Item 7.01 Regulation FD Disclosure.

          Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is an Addendum to Employment Agreement effective as of May 31, 2009, between the Company and Mr. Zigerelli. Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is an Addendum to Employment Agreement effective as of May 31, 2009, between the Company and Ms. Gilmartin.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Addendum to Employment Agreement effective as of May 31, 2009 between the Company and Mr. Zigerelli.
99.2	Addendum to Employment Agreement dated May 31, 2009 between the Company and Ms. Gilmartin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: June 3, 2009	By:	/s/ Larry Zigerelli
Larry Zigerelli
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Addendum to Employment Agreement effective as of May 31, 2009 between the Company and Mr. Zigerelli.
99.2	Addendum to Employment Agreement effective as of May 31, 2009 between the Company and Ms. Gilmartin.